Exhibit 10(xi)(2)

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE ( this “Agreement”) is made and entered into as of the 13th day of April, 2005 between 181 WEST MADISON L.P., a Delaware limited partnership (“Landlord”), successor to Davis West Madison LLC (“Former Landlord”), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Tenant”), with reference to the following:

R E C I T A L S:

A. LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated April 5, 1990 and known as Trust No. 110513-07 (“Original Landlord”), as landlord, and Tenant, as tenant, heretofore entered into a certain lease dated as of November 29, 2000 (the “Original Lease”), for certain premises (the “Premises”) in a building located on the real estate commonly known as 181 West Madison Street, Chicago, Illinois (the “Building”), as more particularly set forth in the Original Lease.

B. Original Landlord and Tenant heretofore modified the Original Lease by entering into those certain agreements listed on Exhibit C attached to and made a part of the Original Lease (each of such agreement being herein referred to as a “Letter Agreement” and all of such agreements collectively being referred to herein as the “Letter Agreements”). Former Landlord and Tenant heretofore entered into that certain First Amendment to Lease dated July 11, 2002 (the “First Amendment to Lease”). The Original Lease, as modified by the Letter Agreements and the First Amendment to Lease, is herein referred to as the “Lease.”

C. Landlord has succeeded to all of Original Landlord’s and Former Landlord’s right, title and interest in and to the Lease.

D. Tenant is prepared to exercise its right to reduce the Premises in size pursuant to Section 45 of the Lease by deleting the full 19th Floor (the “Excluded 19th Floor Premises”) in the Building from the Premises, effective July 1, 2007, and is also prepared to yield up possession of the Excluded 19th Floor Premises in advance of July 1, 2007, provided Landlord will agree to waive and release in full Tenant’s obligation to pay the second one-half ( 1/2) of the Contraction Fee, as that term is defined in the Lease, applicable to the 19th Floor (the Contraction Fee applicable to the Excluded 19th Floor Premises, being referred to herein as the “19th Floor Contraction Fee”). A copy of Tenant’s intended Notice of Exercise of its Right of Contraction pertaining to the Excluded 19th Floor Premises is attached to and made a part of this Agreement as Exhibit A.

E. Tenant is prepared to exercise its right to reduce the Premises in size pursuant to Section 45 of the Lease by deleting the full 18th Floor (the “Excluded 18th Floor Premises”) in the Building from the Premises, effective July 1, 2011, and is also prepared to yield up possession of the Excluded 18th Floor Premises in advance of July 1, 2011, provided Landlord will agree to waive and release in full Tenant’s obligation to pay the second one-half ( 1/2) of the Contraction Fee, as that term is defined in the Lease, applicable to the Excluded 18th Floor Premises (the Contraction Fee applicable to the Excluded 18th Floor Premises being referred to herein as the “18th Floor Contraction Fee”). A copy of Tenant’s intended Notice of Exercise of its Right of Contraction pertaining to the Excluded 18th Floor Premises is attached to and made a part of this Agreement as Exhibit B.

F. Landlord and Tenant have agreed to resolve certain disputes between them about the accuracy of payments made by Tenant toward Tenant’s Proportionate Share of Operating Expenses for 2003.

G. All capitalized terms included in this Agreement shall have the identical meanings ascribed to them in the Original Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Incorporation. The Recital paragraphs set forth above are hereby incorporated herein as if fully set forth herein.

2. Contraction of 19th Floor.

(a) If Tenant exercises its right to reduce the Premises in size by deleting the Excluded 19th Floor Premises pursuant to a written notice in the form of Exhibit A (the “19th Floor Contraction Notice”) and otherwise in compliance with the requirements of Section 45 of the Lease, including without limitation, the payment to Landlord on exercise of the Contraction Option of the first one-half of the 19th Floor Contraction Fee as defined in and in accordance with, the provisions contained in Section 45 of the Lease, then Landlord and Tenant agree as follows:

(i) Tenant shall continue to pay Rent and the other charges as and when due and payable under the Lease applicable to the Excluded 19th Floor Premises to and including June 30, 2007 notwithstanding (1) Tenant’s exercise of its right to reduce the Premises by deleting the Excluded 19th Floor Premises, (2) Landlord’s exercise of its right to require Tenant to deliver possession of the Excluded 19th Floor Premises to Landlord prior to June 30, 2007, as provided in (b) below, and (3) Landlord’s entering into a lease with another party for all or any portion of the Excluded 19th Floor Premises with a term commencing prior to July 1, 2007; and

(ii) The 19th Floor Contraction Fee is estimated, as of the date hereof, to be $997,123.55 (the “Estimated 19th Floor Contraction Fee”). (The calculation of the Estimated 19th Floor Contraction Fee is shown on Exhibit D attached hereto.) Accordingly, if Tenant delivers the 19th floor Contraction Notice, the payment of one-half of the 19th Floor Contraction Fee to be made by Tenant concurrently with the delivery of such Contraction Notice shall be equal to $498,561.78. Landlord and Tenant hereby agree to recalculate the actual 19th Floor Contraction Fee in accordance with the terms of Section 45 of the Lease on or about May 1, 2007. If one-half of the 19th Floor Contraction Fee, as so recalculated, exceeds one-half of the Estimated 19th Floor Contraction Fee, Tenant shall, within thirty (30) days after the date of such

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recalculation, pay to Landlord the amount of such excess. If one-half of the 19th Floor Contraction Fee, as so recalculated, is less than one-half of the Estimated 19th Floor Contraction Fee, Landlord shall, within thirty (30) days after the date of such recalculation, refund to Tenant the difference. If Landlord fails to refund such difference to Tenant within such thirty (30) day period, then Tenant may send Landlord a written demand for such refund, and if Landlord fails to pay such refund within ten (10) days after Landlord’s receipt of such written demand, Tenant shall be entitled to set off the amount of such refund against the rent next accruing under the Lease. Unless payment of the second half of the 19th Floor Contraction Fee is waived as provided in this Section 2, the amount of the second half of the 19th Floor Contraction Fee shall be one-half of the 19th Floor Contraction Fee, as so recalculated.

(b) If Landlord, in its sole and absolute discretion, and irrespective of whether or not Tenant has delivered the 19th Floor Contraction Notice, enters into a lease for all or a portion of the Excluded 19th Floor Premises with a tenant acceptable to Landlord for a term commencing prior to July 1, 2007 and otherwise on terms satisfactory to Landlord in its sole and absolute discretion, and Landlord gives Tenant written notice (the “19th Floor Early Possession Notice”) that such lease has been executed and delivered and that Tenant must deliver to Landlord possession of the Excluded 19th Floor Premises on a date specified by Landlord (the “19th Floor Specified Date ”) occurring on or before June 30, 2007, then (i) Tenant shall deliver possession of the Excluded 19th Floor Premises to Landlord in its “as is” condition on the 19th Floor Specified Date, and (ii) Tenant shall continue to pay Rent and other charges as and when due and payable under the Lease applicable to the Excluded 19th Floor Premises to and including June 30, 2007 notwithstanding (1) Landlord’s delivery of the 19th Floor Early Possession Notice, or (2) Landlord’s entry into a Lease with another party for all or any portion of the Excluded 19th Floor Premises with a term commencing prior to July 1, 2007. The 19th Floor Specified Date shall be no sooner than two (2) business days after the date the 19th Floor Early Possession Notice is delivered to Tenant.

(c) If Landlord delivers the 19th Floor Early Possession Notice and Tenant so surrenders possession of the Excluded 19th Floor Premises to Landlord by the 19th Floor Specified Date and otherwise performs its obligations with respect to the exercise of the Contraction Option relating to the Excluded 19th Floor Premises (including, without limitation, the payment of Rent and other charges as and when payable under the Lease applicable to the Excluded 19th Floor Premises to and including June 30, 2007), then Landlord agrees that Tenant’s obligation to pay the second one-half ( 1/2) of the 19th Floor Contraction Fee shall be waived and released in full and of no further force and effect. If Landlord does not deliver the 19th Floor Early Possession Notice, or if Tenant does not perform its obligations as set forth in the immediately preceding sentence, then Tenant shall remain obligated to pay the second one-half of the 19th Floor Contraction Fee.

(d) If Tenant delivers the 19th Floor Contraction Notice or Landlord delivers the 19th Floor Early Possession Notice, then, (1) effective as of the date of delivery of either such notice, the Second Expansion Option (as defined in Section 52 of the Original Lease) shall be deemed terminated, void and without further force or effect, Tenant’s exercise of its Contraction Option

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for the Exclusion Date of July 1, 2007 shall be deemed exercised, and the 19th Floor of the Building shall no longer be deemed part of the First Offer Space (as defined in Section 51 of the Original Lease), and (2) Landlord and Tenant shall promptly enter into an amendment to the Lease to reflect the termination of the Lease with respect to the Excluded 19th Floor Premises.

(e) Section 48A(iv) of the Original Lease, as amended by Section 3 of the First Amendment to Lease, grants Tenant an allowance (the “19th Floor Put Space Allowance”) of up to $774,655.00 (i.e., $35.00 per square foot of Rentable Area of the portion of the Premises located on the 19th Floor of the Building) to reimburse Tenant for certain tenant improvement costs incurred by Tenant in connection with such portion of the Premises, as more particularly described in such Section 48A(iv) of the Original Lease. Landlord acknowledges that, as of the date of this Amendment, Landlord has not disbursed any portion of the 19th Floor Put Space Allowance. Landlord hereby agrees that if the Lease with respect to the Excluded 19th Floor Premises terminates as provided above in this Section 2 before all of the 19th Floor Put Space Allowance has been disbursed to Tenant, any portion of the 19th Floor Put Space Allowance not so disbursed shall, so long as Tenant is not then in default under the Lease beyond applicable periods of notice and cure, be available to be disbursed to Tenant in accordance with the terms of Section 48A(iv) of the Original Lease for tenant improvement work performed by Tenant in other portions of the Premises.

3. Contraction of 18th Floor.

(a) If Tenant exercises its right to reduce the Premises in size by deleting the Excluded 18th Floor Premises pursuant to a written notice in the form of Exhibit B (the “18th Floor Contraction Notice”) and otherwise in compliance with the requirements of Section 45 of the Lease, including without limitation, the payment to Landlord on exercise of the Contraction Option of the first one-half of the 18th Floor Contraction Fee as defined in and in accordance with, the provisions contained in Section 45 of the Lease, then Landlord and Tenant agree as follows:

(i) Tenant shall continue to pay Rent and the other charges as and when due and payable under the Lease applicable to the Excluded 18th Floor Premises to and including June 30, 2011 notwithstanding (1) Tenant’s exercise of its right to reduce the Premises by deleting the Excluded 18th Floor Premises, (2) Landlord’s exercise of its right to require Tenant to deliver possession of the Excluded 18th Floor Premises to Landlord prior to June 30, 2011, as provided in (b) below, and (3) Landlord’s entering into a lease with another party for all or any portion of the Excluded 19th Floor Premises with a term commencing prior to July 1, 2011; and

(ii) The 18th Floor Contraction Fee is estimated, as of the date hereof, to be $1,079,186.84 (the “Estimated 18th Floor Contraction Fee”). (The calculation of the Estimated 18th Floor Contraction Fee is shown on Exhibit D attached hereto.) Accordingly, if Tenant delivers the 18th Floor Contraction Notice, the payment of one-half of the 18th Floor

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Contraction Fee to be made by Tenant concurrently with the delivery of such 18th Floor Contraction Notice shall be equal to $539,593.42. Landlord and Tenant hereby agree to recalculate the actual 18th Floor Contraction Fee in accordance with the terms of Section 45 of the Lease on or about May 1, 2011. If one-half of the 18th Floor Contraction Fee, as so recalculated, exceeds one-half of the Estimated 18th Floor Contraction Fee, Tenant shall, within thirty (30) days after the date of such recalculation, pay to Landlord the amount of such excess. If one-half of the Contraction Fee applicable to the Excluded 18th Floor Premises, as so recalculated, is less than one-half of the Estimated 18th Floor Contraction Fee, Landlord shall, within thirty (30) days after the date of such recalculation, refund to Tenant the difference. If Landlord fails to refund such difference to Tenant within such thirty (30) day period, then Tenant may send Landlord a written demand for such refund, and if Landlord fails to pay such refund within ten (10) days after Landlord’s receipt of such written demand, Tenant shall be entitled to set off the amount of such refund against the rent next accruing under the Lease. Unless payment of the second half of the 18th Floor Contraction Fee is waived as provided in this Section 3, the amount of the second half of the 18th Floor Contraction Fee shall be one-half of the 18th Floor Contraction Fee, Floor Premises as so recalculated.

(b) If Landlord, in its sole and absolute discretion, enters into a lease for all or a portion of the Excluded 18th Floor Premises with a tenant acceptable to Landlord for a term commencing prior to July 1, 2011 and otherwise on terms satisfactory to Landlord in its sole and absolute discretion, and Landlord gives Tenant written notice (the “18th Floor Early Possession Notice”) that such lease has been executed and delivered and that Tenant must deliver to Landlord possession of the Excluded 18th Floor Premises on a date specified by Landlord (the “18th Floor Specified Date”) occurring on or before June 30, 2011, then (i) Tenant shall deliver possession of the Excluded 18th Floor Premises to Landlord in its “as is” condition on the 18th Floor Specified Date, and (ii) Tenant shall continue to pay Rent and other charges as and when due and payable under the Lease applicable to the Excluded 18th Floor Premises to and including June 30, 2011 notwithstanding (1) Landlord’s delivery of the 18th Floor Early Possession Notice, or (2) Landlord’s entry into a Lease with another party for all or any portion of the Excluded 18th Floor Premises with a term commencing prior to July 1, 2011. The 18th Floor Specified Date shall be no sooner than two (2) business days after the date the Early Possession Notice is delivered to Tenant; and

(c) If Landlord delivers the 18th Floor Early Possession Notice and Tenant so surrenders possession of the Excluded 18th Floor Premises to Landlord by the 18th Floor Specified Date and otherwise performs its obligations with respect to the exercise of the Contraction Option relating to the Excluded 18th Floor Premises (including, without limitation, the payment of Rent and other charges as and when payable under the Lease applicable to the Excluded 18th Floor Premises to and including June 30, 2011), then Landlord agrees that Tenant’s obligation to pay the second one-half ( 1/2) of the 18th Floor Contraction Fee shall be waived and released in full and of no further force and effect. If Landlord does not deliver the 18th Floor Early Possession Notice, or if Tenant does not perform its obligations as set forth in the immediately preceding sentence, then Tenant shall remain obligated to pay the second one-half of the 18th Floor Contraction Fee.

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(d) If Tenant delivers the 18th Floor Contraction Notice, or if Landlord delivers the 18th Floor Early Possession Notice, then, (1) effective as of the date of delivery of either such notice, the Third Expansion Option (as defined in Section 52 of the Original Lease) shall be deemed terminated, void and without further force or effect, Tenant’s exercise of its Contraction Option for the Exclusion Date of July 1, 2011 shall be deemed exercised, and the 18th Floor of the Building shall no longer be deemed part of the First Offer Space (as defined in Section 51 of the Original Lease), and (2) Landlord and Tenant shall promptly enter into an amendment to the Lease to reflect the termination of the Lease with respect to the Excluded 18th Floor Premises.

(e) Section 48A(iv) of the Original Lease, as amended by Section 3 of the First Amendment to Lease, grants Tenant an allowance (the “18th Floor Put Space Allowance”) of up to $746,585.00 (i.e., $35.00 per square foot of Rentable Area of the portion of the Premises located on the 18th Floor of the Building) to reimburse Tenant for certain tenant improvement costs incurred by Tenant in connection with such portion of the Premises, as more particularly described in such Section 48A(iv) of the Original Lease. Landlord acknowledges that, as of the date of this Amendment, Landlord has not disbursed any portion of the 18th Floor Put Space Allowance. Landlord hereby agrees that if the Lease with respect to the Excluded 18th Floor Premises terminates as provided above in this Section 3 before all of the 18th Floor Put Space Allowance has been disbursed to Tenant, any portion of the 18th Floor Put Space Allowance not so disbursed shall, so long as Tenant is not then in default under the Lease beyond applicable periods of notice and cure, be available to be disbursed to Tenant in accordance with the terms of Section 48A(iv) of the Original Lease for tenant improvement work performed by Tenant in other portions of the Premises.

4. Expansion Space. The second sentence of Section 4A of the First Amendment is hereby deleted in its entirety and replaced with the following: “In lieu thereof, and notwithstanding anything to the contrary contained in said Section 52, Landlord, within ten (10) days following its receipt of written notice from Tenant of Tenant’s exercise of the applicable Expansion Option, shall designate a floor of the Building (on any of the 17th through 39th floors of the Building, both inclusive) which will serve as the applicable Expansion Space and the date upon which Landlord will make such Expansion Space available to Tenant notwithstanding the Expansion Space Commencement Date set forth in the Original Lease.”

5. Right of First Offer to Lease. Tenant hereby agrees that, effective as of the date hereof, the 38th Floor of the Building shall no longer be included in the First Offer Space, as defined in Section 51 of the Original Lease.

6. Tenant’s Proportionate Share of Operating Expenses.

(a) Landlord hereby agrees to credit for the account of Tenant against the next payments of Rent due under the Lease, the amount of $245,104.00 (the “Rent Credit”), as a full and complete settlement of Tenant’s claims that it overpaid Tenant’s Proportionate Share of Operating Expenses for Calendar Year 2003. Such agreement by Landlord is not intended to be, and shall not be construed as being, an admission that Landlord overcharged Tenant for Tenant’s Proportionate Share of Operating Expenses for Calendar Year 2003 or any other Calendar Year.

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(b) Tenant, for itself, and for its successors and assigns, in consideration of the Rent Credit and Landlord’s other agreements in this Section 6, hereby waives its right to dispute the accuracy of any payments made by Tenant toward Tenant’s Proportionate Share of Operating Expenses for any period prior to January 1, 2004, including, without limitation, any claim against Landlord as a result of alleged overcharges of Tenant’s share of 2003 Operating Expenses identified in connection with the audit of Landlord’s Operating Expenses for the Calendar Year 2003 conducted by Tenant’s agent, The Robert Thomas Group, as set forth in detail in that certain letter from The Robert Thomas Group dated September 28, 2004 addressed to Andrew Bartucci, General Manager of MB Real Estate, which is attached to and made a part of this Agreement as Exhibit E (the “Audit”). Landlord and Tenant agree that the calculation shown on Exhibit F is an accurate “gross up” of Operating Expenses for 2003.

(c) Effective as of January 1, 2004, and continuing for the remainder of the Term of the Lease, Operating Expenses under the Lease shall be “grossed up” in accordance with the example shown on Exhibit G attached hereto.

(d) Tenant shall keep the terms of this Section 6 and the Audit confidential and shall not disclose such terms or the Audit to any other party, except for Tenant’s employees and professional advisors who have a business need to know of such terms or the Audit, and Tenant shall cause its employees and professional advisors to keep such terms and the Audit confidential and to not disclose them to others.

7. Integration of Lease and Controlling Language. This Agreement and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement, in all instances, shall control and prevail.

8. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is or shall be deemed illegal, invalid of unenforceable, the remaining provisions hereof shall remain in full force and effect and this Agreement shall be interpreted as if such illegal, invalid or unenforceable provision did not exist herein.

9. Entire Agreement. This Agreement and the Lease contain the entire integrated agreement between the parties respecting the subject matter of this Agreement and the Lease and supersede all prior and contemporaneous understandings and agreements, other than the Lease, between the parties respecting the subject matter of this Agreement and the Lease. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Agreement relating to the subject matter of this Agreement or the Lease which are not fully expressed in this Agreement and the Lease, and no party hereto has relied upon any other such representations, agreements, arrangements or understandings. The terms of this Agreement and the Lease are intended by the parties as the final expression of their agreement with respect to those terms and may not be contradicted by evidence or any prior agreement or of any contemporaneous agreement. The parties further intend that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

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10. Successors and Assigns. Each provision of the Lease and this Agreement shall extend to and shall bind and inure to the benefit of Landlord and Tenant, their respective legal representatives, successors and assigns.

11. Time of the Essence. Time is of the essence of this Agreement and the Lease and each provision hereof.

12. Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

13. Authority. Landlord and Tenant each represent and warrant that it has full authority to execute and deliver this Agreement.

14. Ratification. Except as amended and modified hereby, the Lease shall be and shall remain unchanged and in full force and effect in accordance with its terms, and, as the Lease is amended and modified hereby, the Lease is hereby ratified, adopted and confirmed.

15. Limitation of Landlord’s Liability. The obligations of Landlord under the Lease as amended by this Amendment do not constitute personal obligations of the individual partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to the Lease as amended by this Amendment. In the event of any default by Landlord under the Lease as amended by this Amendment, Tenant’s sole and exclusive remedy shall be against Landlord’s interest in the Building and the real property on which it is located. The provisions of this paragraph are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord’s liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this paragraph be deemed to limit or otherwise affect Tenant’s right to obtain injunctive relief or specific performance or availability of any other right or remedy which may be accorded Tenant by law or the Lease. In the event of sale or other transfer of Landlord’s right, title and interest in the Building, Landlord shall be released from all liability and obligations thereafter accruing under the Lease as amended by this Amendment; provided, that this paragraph shall inure to the benefit of any such purchaser or transferee.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease as of the day and year first above written.

LANDLORD:				TENANT:

181 WEST MADISON L.P., a Delaware limited partnership				THE NORTHERN TRUST COMPANY, an Illinois banking corporation

By:	Provictor Property Fund VII Management, Inc., a Georgia corporation, its general partner			By:	/s/ E. Paul Dunn
					Print Name:	E. Paul Dunn
	By:	/s/ Robert T. Sorrentino			Title:	Senior Vice President
		Print Name:	Robert T. Sorrentino
		Title:	Vice President

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EXHIBIT A

NOTICE OF EXERCISE OF TENANT’S RIGHT

OF CONTRACTION PERTAINING TO 19TH FLOOR,

AT 181 WEST MADISON STREET, CHICAGO, ILLINOIS

                    , 200

VIA FEDERAL EXPRESS

181 West Madison L.P.

c/o MB Real Estate

181 West Madison Street

Chicago, Illinois 60602

Gentlemen:

The Northern Trust Company (“Tenant”) and 181 West Madison L.P. (“Landlord”) are parties to a Lease dated November 21, 2000 as amended (“Lease”) for office space (“Premises”) in the Office Building (“Building”) located on the real estate commonly known as 181 West Madison Street, Chicago, Illinois.

Tenant hereby gives notice to Landlord pursuant to Section 45 of the Lease (captioned, “Contraction Option”) of Tenant’s exercise of its right to reduce the Premises in size by deleting the full 19th Floor (“Excluded Premises”) in the Building from the Premises, effective the first listed Exclusion Date, which is July 1, 2007.

Pursuant to Paragraph E. of Section 45 of the Lease and Section 2 to the Second Amendment to Lease dated April         , 2005 (the “Second Amendment”), Tenant hereby tenders to Landlord with this Notice, its check payable to Landlord in the amount of $498,561.78 which amount represents Tenant’s computation of one-half (1/2) of the Contraction Fee to be paid to Landlord on Tenant’s exercise of its Contraction Option and is subject to adjustment as provided in Section 2 of the Second Amendment. The computation was prepared in accordance with the provisions set forth in Paragraph E. of Section 45 of the Lease.

Please acknowledge receipt of this Notice of Exercise and the check referred to therein by your signature on the duplicate copy of the Notice of Exercise enclosed.

A-1

Very truly yours,

THE NORTHERN TRUST COMPANY

By:
ACKNOWLEDGED AS OF THIS , 200 .			Its:

181 WEST MADISON L.P., a Delaware limited partnership

By:	Provictor Property Fund VII Management, Inc., a Georgia corporation, its general partner

By:
Name:
Title:

A-2

EXHIBIT B

NOTICE OF EXERCISE OF TENANT’S RIGHT

OF CONTRACTION PERTAINING TO 18TH FLOOR,

AT 181 WEST MADISON STREET, CHICAGO, ILLINOIS

                    , 200

VIA FEDERAL EXPRESS

181 West Madison L.P.

c/o MB Real Estate

181 West Madison Street

Chicago, Illinois 60602

Gentlemen:

The Northern Trust Company (“Tenant”) and 181 West Madison L.P. (“Landlord”) are parties to a Lease dated November 21, 2000 as amended (“Lease”) for office space (“Premises”) in the Office Building (“Building”) located on the real estate commonly known as 181 West Madison Street, Chicago, Illinois.

Tenant hereby gives notice to Landlord pursuant to Section 45 of the Lease (captioned, “Contraction Option”) of Tenant’s exercise of its right to reduce the Premises in size by deleting the full 18th Floor (“Excluded Premises”) in the Building from the Premises, effective the second listed Exclusion Date, which is July 1, 2011.

Pursuant to Paragraph E. of Section 45 of the Lease and Section 3 to the Second Amendment to Lease dated April         , 2005 (the “Second Amendment”), Tenant hereby tenders to Landlord with this Notice, its check payable to Landlord in the amount of $539,593.42 which amount represents Tenant’s computation of one-half (1/2) of the Contraction Fee to be paid to Landlord on Tenant’s exercise of its Contraction Option and is subject to adjustment as provided in Section 3 of the Second Amendment. The computation was prepared in accordance with the provisions set forth in Paragraph E. of Section 45 of the Lease.

Please acknowledge receipt of this Notice of Exercise and the check referred to therein by your signature on the duplicate copy of the Notice of Exercise enclosed.

B-1

Very truly yours,

THE NORTHERN TRUST COMPANY

By:
ACKNOWLEDGED AS OF THIS , 200 .			Its:

181 WEST MADISON L.P., a Delaware limited partnership

By:	Provictor Property Fund VII Management, Inc., a Georgia corporation, its general partner

By:
Name:
Title:

B-2

EXHIBIT C

THE LETTER AGREEMENTS

1.	Letter dated May 15, 2001 re: Special Tenant Fee

2.	Letter dated April 26, 2001 re: Termination of right to purchase

3.	Letter dated April 4, 2001 re: Revising Exhibit II base rent

4.	Letter dated March 30, 2001 re: Notice of Landlord intent to sell Building

5.	Letter dated April 27, 2001 re: Change in put space

6.	Letter dated March 15, 2001 re: Right of First Offer 22nd and 26th floors

7.	Letter dated December 21, 2000 re: Right of First Offer suite 2135

8.	License Agreement dated February 2, 1994 - ATM

9.	License Agreement dated March 25, 1998 - Antenna

10.	Letter dated July 2, 2001 re: Right of First Offer suite 3650

11.	Letter dated July 27, 2001 re: Right of First Offer suite 3525

12.	Letter dated August 3, 2001 re: Approval of payment for 23rd floor Tenant Improvement

13.	Letter dated October 22, 2001 re: Right of First Offer Suite 3850

14.	Letter dated October 11, 2002 re Operating Audit 2001

15.	Letter dated November 4, 2002 re Right of First Offer suite 3800

16.	Letter dated August 21, 2003 re Operating Audit 2002

17.	Letter dated February 24, 2004 Right of First Offer Suite 3610

18.	Letter dated March 24, 2004 35th floor Right of First Offer

C-1

EXHIBIT D

CALCULATION OF ESTIMATED CONTRACTION FEES

19th floor		Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08
RSF	22,133
Base rent	21.75	$40,116.06	$40,116.06	$40,116.06	$40,116.06	$40,116.06	$40,116.06	$40,116.06	$40,116.06	$40,116.06	$40,116.06	$40,116.06	$40,116.06
Special Tenant fee 4/1/07 -3/31/08	$4.11	$7,586.82	$7,586.82	$7,586.82	$7,586.82	$7,586.82	$7,586.82	$7,586.82	$7,586.82	$7,586.82
Special Tenant fee 4/1/08 -3/31/09	$4.86										$8,967.92	$8,967.92	$8,967.92
OpEx 7/1/07- 12/31/07	$14,419.31	$14,419.31	$14,419.31	$14,419.31	$14,419.31	$14,419.31	$14,419.31
RE Tax 7/1/07- 12/31/07	$20,108.25	$20,108.25	$20,108.25	$20,108.25	$20,108.25	$20,108.25	$20,108.25
OpEx 1/1/08- 6/30/08	$14,851.88							$14,851.88	$14,851.88	$14,851.88	$14,851.88	$14,851.88	$14,851.88
RE Tax 1/1/08- 6/30/08	$20,711.50							$20,711.50	$20,711.50	$20,711.50	$20,711.50	$20,711.50	$20,711.50
TOTAL Monthly		$82,230.44	$82,230.44	$82,230.44	$82,230.44	$82,230.44	$82,230.44	$83,266.27	$83,266.27	$83,266.27	$84,647.37	$84,647.37	$84,647.37
TOTAL FOR 12 Months		$997,123.55
one half due		$498,561.78
Bldg RSF	918,555.0
prorata share	2.4095%

18th floor		Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
RSF	21,331
Base rent	21.75	$38,662.44	$38,662.44	$38,662.44	$38,662.44	$38,662.44	$38,662.44	$38,662.44	$38,662.44	$38,662.44	$38,662.44	$38,662.44	$38,662.44
Special Tenant fee 4/1/011 -3/31/11	$7.25	$12,880.56	$12,880.56	$12,880.56	$12,880.56	$12,880.56	$12,880.56	$12,880.56	$12,880.56	$12,880.56
Special Tenant fee 4/1/12 -3/31/12	$8.09										$14,378.67	$14,378.67	$14,378.67
OpEx 7/1/0/11- 12/31/11	$15,640.99	$15,640.99	$15,640.99	$15,640.99	$15,640.99	$15,640.99	$15,640.99
RE Tax 7/1/11- 12/31/11	$21,811.93	$21,811.93	$21,811.93	$21,811.93	$21,811.93	$21,811.93	$21,811.93
OpEx 1/1/12- 6/30/12	$16,110.22							$16,110.22	$16,110.22	$16,110.22	$16,110.22	$16,110.22	$16,110.22
RE Tax 1/1/12- 6/30/12	$22,466.29							$22,466.29	$22,466.29	$22,466.29	$22,466.29	$22,466.29	$22,466.29
TOTAL Monthly		$88,995.91	$88,995.91	$88,995.91	$88,995.91	$88,995.91	$88,995.91	$90,119.50	$90,119.50	$90,119.50	$91,617.62	$91,617.62	$91,617.62
TOTAL FOR 12 Months		$1,079,186.84
one half due		$539,593.42
Bldg RSF	918,555.0
prorata share	2.3222%

D-1

The Northern Trust Company

Special Tenant Fee

Real Estate and Operating Expense Assumptions

Lease Year	Real Estate Taxes	Operating Expenses	Total Expenses (Real Estate + Operating) (Col. A)	Tax and Expense Amount per RSF (Col. B) (Col. A/Sq. Ft.)	Percentage Increase From Previous Year (Col. C)	Tax and Expense Cap (Col. D) (Prior Year X 1.03)	Fiscal Year	Rentable Area Payable (RSF)	4% of Tax & Expense Amount (Col. B X 4%) (Col. E)	Tax and Expense Component (Lesser of Prior Year Col. D or Col. E) (Col. F)	Annual Special Tenant Fee Amount per RSF (Col. G)	Total Amount Owed Per Year
2000 base yr.	$8,407,517	$6,238,883	$14,646,400	$15.95
2001	$8,318,136	$6,358,638	$14,676,774	$15.98	0.21%	$16.43
2002	$9,047,927	$6,525,740	$15,573,668	$16.95	6.11%	$16.92	4/1/2002-3/31/2003	43,608	$0.64	$0.64	$0.64	$27,909.12
2003	$9,198,687	$6,380,307	$15,578,994	$16.96	0.03%	$17.43	4/1/2003-3/31/2004	91,972	$0.68	$0.68	$1.32	$121,119.40 Watch 16th flr. Abate
2004	$9,164,500	$6,571,716	$15,736,216	$17.13	1.01%	$17.95	4/1/2004-3/31/2005	91,972	$0.68	$0.68	$2.00	$183,514.41
2005	$9,439,435	$6,768,868	$16,208,303	$17.65	3.00%	$18.49	4/1/2005-3/31/2006	349,708	$0.69	$0.69	$2.68	$937,423.33
2006	$9,722,618	$6,971,934	$16,694,552	$18.17	3.00%	$19.05	4/1/2006-3/31/2007	349,708	$0.71	$0.71	$3.39	$1,184,253.32
2007	$10,014,297	$7,181,092	$17,195,388	$18.72	3.00%	$19.62	4/1/2007-3/31/2008	349,708	$0.73	$0.73	$4.11	$1,438,488.21
2008	$10,314,725	$7,396,524	$17,711,250	$19.28	3.00%	$20.20	4/1/2008-3/31/2009	349,708	$0.75	$0.75	$4.86	$1,700,350.15
2009	$10,624,167	$7,618,420	$18,242,587	$19.86	3.00%	$20.81	4/1/2009-3/31/2010	349,708	$0.77	$0.77	$5.63	$1,970,067.95
2010	$10,942,892	$7,846,973	$18,789,865	$20.46	3.00%	$21.44	4/1/2010-3/31/2011	349,708	$0.79	$0.79	$6.43	$2,247,877.28
2011	$11,271,179	$8,082,382	$19,353,561	$21.07	3.00%	$22.08	4/1/2011-3/31/2012	349,708	$0.82	$0.82	$7.25	$2,534,020.90
2012	$11,609,314	$8,324,853	$19,934,168	$21.70	3.00%	$22.74	4/1/2012-3/31/2013	349,708	$0.84	$0.84	$8.09	$2,828,748.82
2013						$23.42	4/1/2013-3/31/2014	349,708	$0.87	$0.87	$8.96	$3,132,318.57
2014						$24.13	4/1/2014-3/31/2015	349,708
2015						$24.85	4/1/2015-3/31/2016	349,708
2016						$25.60	4/1/2016-3/31/2017	349,708
2017						$26.36	4/1/2017-3/31/2018	349,708
2018						$27.15	4/1/2018-3/31/2019	349,708
2019						$27.97	4/1/2019-3/31/2020	349,708
2020						$28.81	Expires 12/31/2020	349,708

Note:				The Amount shown are per RSF. These amounts must be multiplied by the RSF

RSF = Rentable Square Feet				of the Premises. The total premises of the building equals 918,555 per lease.

D-2

EXHIBIT E

THE AUDIT

September 28, 2004

Mr. Andrew Bartucci

General Manager

MB Real Estate

181 West Madison Street

Chicago, IL 60602

VIA CERTIFIED MAIL AND FACSIMILE TO: 312-558-3861

Subject: 2003 Northern Trust Lease Audit of Leasehold Expenses at 181 West Madison Street, Chicago, IL

Dear Mr. Bartucci:

I) Executive Summary

The ROBERT THOMAS Group, Inc. (“RTG”) has performed a review of the Lease, Amendment, and Estoppel for Northern Trust (“NT”) at 181 West Madison, Chicago, IL. We have also reviewed certain operating expenses and real estate taxes for the subject property for the calendar year 2003.

The purpose of this review was to determine whether the 2003 operating expense and real estate tax escalations actually billed by the ownership were in conformance with the provisions of the Lease.

RTG’s activities included the following:

•	reviewed Lease,

•	reviewed statements submitted to Northern Trust from MB Real Estate (“MB”),

•	reviewed property general ledger,

•	reviewed selected vendor invoices and contracts,

•	conversed with Andrew Bartucci (General Manager),

•	analyzed data and identified and quantified areas of non-conformance in operating expenses and real estate taxes,

•	conducted an on-site inspection,

•	composed this report,

In summary, it is our opinion that:

(1)	operating expenses for the subject property were overstated by $221,813.02, of which $153,657.00 is for unsubstantiated expenditures; and

(2)	the Landlord used an incorrect gross-up calculation, which overstated operating expenses by $588,903.36; and

(3)	the Landlord failed to properly apply the “tenant’s occupancy share” limitation resulting in an overcharge of $24,110.40 to Northern Trust In 2003.

Thus, we calculate that Northern Trust is due a total refund of $327,017.55 for overcharges of Northern Trust’s share of 2003 operating expenses (Please see the Attachment for specific amounts). Our detailed findings, conclusions, and calculations are provided in this report.

311 South Wacker Drive                 Suite 4550                Chicago IL 60606                 Fax 847.607.0185                Office 312.697.4949

Northern Trust Lease Audit at 181 West Madison in Chicago, IL	Page 2	09/28/04

II) Background

The subject property is a forty-nine-floor “class A” office building (“Building”) consisting of approximately 936,366 rentable square feet. The office portion consists of approximately 918,555 rentable square feet. The retail portion consists of approximately 9,527 rentable square feet. Additionally, there is a garage located below grade of approximately 22,000 square feet, which amount is not included in the Landlord’s total rentable area figures. The Building is located at the southeast corner of Madison Street and Wells Street.

Northern Trust occupied 354,464 rentable square feet as of December 31, 2003. Northern Trust’s lease commenced December 1, 2000 and terminates December 31, 2020.

III) Operating Expense and Real Estate Tax Adjustments

The following are our findings by category. (Please see the Attachment for specific dates and amounts.)

1) Capital Improvements

Pursuant to Section 4.A.(iii) of the Lease, “... Operating Expenses shall not include, however, the following: (c) Costs of capital improvements, except that Operating Expenses shall include (1) the cost of any capital improvements completed after the Commencement Date of the Existing Lease (other than in connection with the original construction of the Building) which are initially projected by Landlord to reduce Operating Expenses...”.

RTG noticed certain invoices, the cost of which, were included in Operating Expenses, but should have been classified as capital improvements, and because the items did not reduce Operating Expenses, should be excluded from Operating Expenses. The invoices were for items that have a useful life in excess of one year. Expenditures incurred for an item that has a useful life greater than one year should be classified as a capital improvement in accordance with generally accepted accounting principles.

Total adjustment is $42,200.00.

2) Tenant Specific Expenditures

Pursuant to Section 4.A.(iii) of the Lease, “...Operating Expenses shall not include, however, the following: (p) Expenses incurred in connection with services or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant of the Building;”.

RTG noticed an invoice for the removal of old furniture from floors 21, 25, and 26 floors. These costs were not incurred for the common area maintenance of the building and similar cleaning costs requested by Northern Trust are reimbursed directly by Northern Trust, and therefore, should be excluded from operating expenses.

Total adjustment is $486.56.

3) Garage Expenses

Pursuant to Section 4.A.(iii) of the Lease, “...Operating Expenses shall not include, however, the following: (u) Expenses incurred by Landlord, if any, in connection with the operation, cleaning, repair, safety, management, security, maintenance or other services of any kind provided to the mezzanine, first floor and basement or any other portions of the Building which are leased for retail purposes which are provided solely for the benefit of tenants occupying such portions or for the parking garage;”.

RTG noticed an invoice for the washing and scrubbing of the garage. This expenditure should be excluded from operating expenses as it is solely for the benefit of the garage.

Total adjustment is $486.56.

Northern Trust Lease Audit at 181 West Madison Chicago, IL	Page 3	09/28/04

4) Ownership Expenses

Pursuant to Section 4.A.(iii) of the Lease, “...Operating Expenses shall not include, however, the following: (x) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building including accounting and legal matters of such entity, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, and disputes of Landlord with Building management”.

RTG noticed an invoice for legal fees for changing documents with the new ownership name for $90.00. In addition, Prudential, an additional partner as part of the current ownership during 2003, required a change in reporting systems. They required a new module in the MRI system and a new work order system called Property Logic as part of their reporting requirements at their corporate level. Tenants should not have to bear the burden of corporate reporting when the building’s current reporting systems were obviously adequate in prior years. These costs should be eliminated from operating expenses.

Total adjustment is $24,982.90.

5) Unsubstantiated Expenditures

RTG requested, but has not received, support for two invoices for real estate attorney fees and for the office of the building rent. Until the Landlord provides sufficient support for the inclusion of these expenditures in operating expenses, these expenditures should be excluded from operating expenses. (If valid support is available, kindly provide it promptly and appropriate adjustments may be made for this exception item.)

Total adjustment is $153,657.00.

6) Gross-Up Calculation and Limitation

Pursuant to Section 4.A.(iii) of the Lease, “if the Property is not fully occupied during all or any portion of the Calculation Year (as defined below), Landlord may elect to make an appropriate adjustment of the Operating Expenses for such year, employing sound management principles, to determine the amount of “Operating Expenses” that would have been paid or incurred by the Landlord had the Property been fully occupied and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Calculation Year.”.

Also, pursuant to Section 4.A.(iii) of the Lease, “...Tenant shall in no event pay for any item of expense which is adjusted or increased an amount in excess of the product of “Tenant’s Occupancy Share” (as hereinafter defined) multiplied by the total amount actually paid or incurred by Landlord for such item. For purposes hereof, the term “Tenant’s Occupancy Share” shall mean a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the total occupied area of the office space leased and provided with services in the Building.”.

The Lease states that variable operating expenses are to be grossed-up to 100% occupancy. According to KPMG’s Special Purpose Schedules of Operating Expenses for the year ended December 31, 2003, the operating expenses grossed-up to 100% occupancy are $6,364,847. The amount of operating expenses billed to Northern Trust for 2003 were $6,953,750. Northern Trust’s operating expenses should never be in excess of the 100% grossed-up figure.

Northern Trust Lease Audit at 181 West Madison in Chicago, IL	Page 4	09/28/04

In addition, “25” quoted above, there is a limitation on the gross-up calculation. This limitation and calculation thereof, was initially brought to the attention of Landlord in letter dated July 24, 2003 from Northern Trust for the 2002 operating expenses. The Landlord sent a subsequent calculation of this limitation for the 2002 operating expenses dated August 21, 2003, which showed a credit owed to Northern Trust for the gross-up limitation of $17,354.91. This was subsequently accepted by Northern Trust as part of the settlement of the 2002 audit of operating expenses. Applying the same concepts and calculations of the Landlord for 2003, the limitation should have resulted in a credit to Northern Trust of $24,110.40.

Total adjustment is $388,903.36 for the 100% gross-up calculation and $24,110.40 (Northern Trust’s share) for the application of the gross-up limitation.

IV) Conclusion

We would like to make note that all of the individuals involved were cooperative and congenial.

To conclude this matter, kindly make the adjustments noted and issue a check payable to Northern Trust in the amount of $327,017.55. Please mail the check to my attention at:

The ROBERT THOMAS Group

10 South Riverside Drive

Suite 1800

Chicago, IL 60606

In addition, we request that MB utilize the methodologies recommended in this report in billing Northern Trust in future periods.

Your response to this matter within fifteen (15) days would be greatly appreciated. Please call me at 847-374-8200 with any questions that you may have.

Sincerely,
The ROBERT THOMAS Group

/s/ Daniel V. Meadows
Daniel V. Meadows, CPA

cc:	E. Paul Dunn (Northern Trust)
Bob Wiesner (RTG)

Northern Trust

181 West Madison

Chicago, IL

Attachment

III) Operating Expense and Real Estate Tax Adjustments

1) Capital Improvements
Vendor	Invoice Number	Invoice Data	G/L Account Number	Amount	Description
Schindler Elevator	7100060909	9/30/03	41210	4,500.00	Upgrade lock in freight elevator
Trane	00014544	10/23/03	41410	11,700.00	Software upgrade
Current Communication	27049	12/15/03	60221-001	12,500.00	Camera Installation
Carrier	8001122768	5/15/03	41310	6,500.00	Construct catwalk around cooling towers
Crane Revolving Doors	14248	1/20/03	41835	7,000.00	Install two revolving doors

Total Capital Improvements Adjustment				42,200.00

2) Tenant Specific Expenditures
Vendor	Invoice Number	Invoice Data	G/L Account Number	Amount	Description
Lakeside Bldg. Maint.	169723	5/1/03	40350	486.56	Throw out furniture from floors 21, 25, and 28

3) Garage Expenses
Vendor	Invoice Number	Invoice Data	G/L Account Number	Amount	Description
Lakeside Bldg. Maint.	163721	5/01/03	40350	488.56	Scrub and wash the garage

4) Ownership Expenses
Vendor	Invoice Number	Invoice Data	G/L Account Number	Amount	Description
Piper Rudnlock	1375911	5/09/03	45410	90.00	Change document with new ownership name
MRI	NT014027	1/14/03	45420	1,215.39	Training on the Commercial module
MRI	NT013997	1/14/03	45420	2,432.54	Training on the Commercial module
MRI	NT014048	1/28/03	45420	644.92	Assisted in getting database ready to go
Prudential Financial		2/18/03	45550	20,600.05	First year license fee for Property Logic

Total Ownership Expenses Adjustment				24,982,90

5) Unsubstantiated Expenditures
Vendor	Invoice Number	Invoice Data	G/L Account Number	Amount	Description
			65600-0130	147,408.00	Office of the building rent
		3/25/03	65700-4710	4,166.00	Real estate attorney fee
		5/27/03	65700-4710	2,083.00	Real estate attorney fee

Total Unsubstantiated Expenditures Adjustment				153,657.00

6) Gross-Up Calculation and Limitation
100% Gross up Calculation of Operating Expenses				6,364,847.00	From 12/31/03 KPMG report
Operating Expenses Billed to Northern Trust				6,353,750.36	From 2003 MB statement

Total Gross-Up Calculation Adjustment				588.903.36

Electricity				584,586.58	From 2003 G/L and MB’s gross-up schedule
Cleaning Contract Night				1,108,071.14	From 2003 G/L and MB’s gross-up schedule
Management Fee				621,805.41	From 2003 G/L and MB’s gross-up schedule
Trash				20,529.38	From 2003 G/L and MB’s gross-up schedule
Paper Products				59,375.29	From 2003 G/L and MB’s gross-up schedule

				2,394,549.80
“Tenant’s Occupancy Share”				43.76%	From MB’s gross-up schedule

Northern Trust Gross-Up Limitation				1,047,998.75

Northern Trust

181 West Madison

Chicago, IL

Attachment

III) Operating Expenses and Real Estate Tax Adjustments

	From 2003 G/L	100% Gross-Up From KPMG	Total
Electricity	584,868.58	72,033.00	656,901.58
Cleaning Contract-Night	1,108,071.14	293,096.00	1,401,167.14
Management Fee	621,806.41	109,402.00	731,207.41
Trash	20,529.38	In Cleaning	20,529.38
Paper Products	63,375.29	In Cleaning	59,375.29

	2,394.549.80	474,531.00	2,869,180.80

Northern Trust Pro-Rata Share from MB’s, 2003 Statements			37.3629%

Northern Trust Pro-Rata Share of the 100% Grossed-Up Expenses			1,072,008.15
Northern Trust Gross-Up Limitation			1,047,898.75

Total Gross Up Limitation Adjustment			24,110.40

Amount Due Northern Trust
Total Capital Improvements Adjustment			42,200.00
Total Tenant Specific Expenditures Adjustment			486.58
Total Garage Expenses Adjustment			486.56
Total Ownership Expenses Adjustment			24,982.90
Total Unsubstantiated Expenditures Adjustment			153.657,00
Total Gross-Up Calculation Adjustment			588.903.36

Total			810,716.38
Northern Trust Pro-Rata Share from MB’s 2003 Statements			37.3629%

Total			302,907.15
Total Gross-Up Limitation Adjustment			24,110.40

Total Amount Due Northern Trust			327,017.55

EXHIBIT F

GROSS UP OF OPERATING EXPENSES FOR 2003

Gross-up for Northern Trust Only

account that are subject to occupancy	amount Landlord paid (from G/L)	Northern Trust’s Occupancy Share for NT
Electricity	584,868.58	255,957.03	Northern Trust RSF	343,238
Cleaning contract-night	1,108,071.14	484,927.06	average occupancy	784,308
Management Fee	621,805.41	272,121.76	“Tenants occupancy Share”	0.4376
Trash	20,529.38	8,984.31
Paper Products	59,375.29	25,984.51	NT prorata share	37.3629%

Total gross-up	2,394,649.80	1,047,974.66

Total Operating Expenses per KPMG audit		5,822,556.90
reverse expenses to capital account		(18,200.00)
less accounts subject to occupancy		(2,394,649.80)

ADD IN OTHER AMORTIZED COSTS
Siemens-replacement of card key access-
Amort of Siemens purch of $65,820 in 2002 over 5 yrs, a/c 5504 on 181DAV		13,164.00

Carrier-cooling tower repair
Amortization of Carrier purchase over 5 years for 2003 payments of $102,476		20,495.20
Amort of Carrier purch of $65,000 in 2002 over 5 yrs, a/c 5330		13,000.00
Project will be done over several years.

50th Floor Fan Replacement
Amortization of purchase over 5 years for 2003 payments of $85,248		17,049.60

Crane-Revolving Doors
Amortization of purchase over 5 years for 2003 payments of $20,250		4,050.00

F-1

Amort of Crane purch of $77,300 in 2002 over 5 yrs, a/c 5814 on 181	15,460.00

F-2

EXHIBIT G

EXAMPLE OF GROSS UP OF OPERATING EXPENSES

Gross-up for Northern Trust Only

account that are subject to occupancy	Amount Landlord paid (from G/L)	Tenant’s Occupancy Share	Northern Trust’s Occupancy Share of grossed up expenses
Electricity	584,868.58	0.4376	255,957.03	Northern Trust RSF leased	343,238
Cleaning contract-night	1,108,071.14	0.4376	484,927.06	average occupancy of Building in yr	784,308
Management Fee	621,805.41	0.4376	272,121.76	“Tenants occupancy Share”	0.4376
Trash	20,529.38	0.4376	8,984.31
Paper Products	59,375.29	0.4376	25,984.51	NT prorata share

sub-total of accounts “grossed-up”	2,394,649.80		1,047,974.66	Northern Trust leased RSF	343,238
				Building RSF	918,555

Total Operating Expenses from operating statement			5,822,556.90	NT prorata share	0.373672
less accounts subject to occupancy share			(2,394,649.80)

ADD IN OTHER AMORTIZED COSTS
Add in other projects that are amoritzed over several years
Amort purchase of $65,820 in xxxx over x years			13,164.00
sub total operating costs for Northern Trust only less occupancy share costs			3,441,071.10
NT prorata share			37.3672%
NT share of non gross up charges			1,285,831.37
NT occupancy share of accounts subject to occupancy share			1,047,974.66
TOTAL Northern Trust Operating Expenses for year XXXX			2,333,806.03

G-1